EXHIBIT 23
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                     Consent of Independent ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by First Federal Bancorp, Inc. on May 17, 2002, December 9, 1998, and July 17, 1995, of our report dated October 30, 2003 on our audits of the consolidated financial statements of First Federal Bancorp, Inc., as of September 30, 2003 and 2002 and for the three years then ended which report and financial statements are contained in the Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.



                                           /s/ BKD, LLP
                                           --------------------------------
                                           BKD, LLP


Cincinnati, Ohio
December 29, 2003